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                                                                   EXHIBIT 10.08


          MERRILL LYNCH ASSET MANAGEMENT, L.P.

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                             INVESTMENT ADVISORY CONTRACT

          We, MERRILL LYNCH ASSET MANAGEMENT, L.P. agree to act as investment manager for ML PRINCIPAL PROTECTION L.P. and ML PRINCIPAL PROTECTION TRADING L.P. as follows:

APPOINTMENT

1. We have been appointed investment manager of the investment portfolio (the "Portfolio") of ML Principal Protection Trading L.P. and ML Principal Protection L.P. (the "Client"; formerly, ML Principal Protection Plus Trading L.P. and ML Principal Protection Plus L.P., respectively), and effective from the time we accept this agreement we agree to continue in such capacity on the terms set forth herein.

INVESTMENTS

2. Except as limited below, we shall have full discretion, as Client's agent and attorney-in-fact, to make purchases and sales of investments on Client's behalf and otherwise to act at our discretion.

3. We will use reasonable efforts to manage the Portfolio in general compliance with the Investment Guidelines affixed hereto or as may be modified by the written agreement of the Client and us (the "Investment Guidelines"). We will submit to the Client monthly reports appraising the portfolio at current market value.

PORTFOLIO TRANSACTIONS

4. Merrill Lynch Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.), acting in its respective capacities as general partner of each of the Client, directs us to effect such transactions with or through any investment firm that we select on the Client's behalf, excluding any affiliate of ours ("Merrill Lynch"). Merrill Lynch Investment Partners Inc., acting in its respective capacities as general partner of each of the Client, also authorizes us to establish accounts on the Client's behalf as the Client's attorney-in-fact in accordance with these directions, and empowers such investment firms to follow our instructions. No trades for the Portfolio may be executed with or through Merrill Lynch.

ADMINISTRATION

5. We are a registered investment adviser under the Investment Advisers Act of 1940. Merrill Lynch Asset Management, L.P. is a limited partnership. Merrill Lynch Investment Management, Inc. and Merrill Lynch & Co., Inc. are its limited partners. Princeton Services, Inc. a wholly owned, indirect subsidiary of Merrill Lynch & Co., Inc., is the general partner. We will undertake to notify you of any change in the membership of our partnership within a reasonable time of such change.

6. You acknowledge that you have received our disclosure statement. You represent that the person entering this agreement on your behalf
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     has full power and authority to do so and that it is binding. You will not employ, nor permit any of your affiliates to employ, any publicity regarding Merrill Lynch Asset Management, L.P. without furnishing the text of such publicity to Merrill Lynch Asset Management, L.P. for review prior to its use and obtaining written consent prior to such use. The term "publicity" as used herein shall include (i) any written document available to the public or intended for dissemination to the public or to the Client's or Merrill Lynch Investment Partners Inc.'s or any of their affiliates' sales or marketing personnel or agents; and (ii) any oral communication with members of the media, the public or the Client's or ML Futures Investment Partners Inc.'s or any of their affiliates' sales or marketing personnel or agents. We hereby consent to the publicity regarding Merrill Lynch Asset Management, L.P. with respect to our role as investment manager of the Portfolio of the Client which has been furnished to us and approved prior to the date set forth below on which we accept this Agreement.

7. You agree to notify us prior to giving any instruction to an investment firm or custodian regarding the commitment, withdrawal or investment of the Portfolio. We are under no duty to enter into any transaction with respect to assets which are not readily available for delivery.

8. You direct that investment firms with or through which we effect transactions be instructed to transmit simultaneously to the custodian of the Portfolio on your behalf and to us all correspondence, including confirmations and periodic statements. The custodian will be directed to transmit to you all correspondence, including confirmations and periodic statements, that it receives from investment firms with respect to the Portfolio.

9. Employees of our affiliates may receive credits or compensation for introducing you to us and for transactions effected on your behalf.

10. You represent that the Portfolio is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or the Invest ment Company Act of 1940. You will be exclusively responsible for compliance with the Commodity Exchange Act and other law, except insofar as we do not comply with the Investment Guidelines.

11. We will not be liable for the consequences of any investment decision or related activities made or omitted within the limitations specified earlier, except for loss incurred as a result of our gross negligence or willful or reckless misconduct. We will not be liable for loss incurred by any other person or as a result of any person other than us, whether or not our affiliate. These limitations of liability also apply to our officers, employees and agents.

12. We will in no event seek to assert, other than pursuant to and to the extent of ML Principal Protection L.P.'s undertaking set forth in

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     Section 16(e) of its Amended and Restated Limited Partnership Agreement,
     that ML Principal Protection L.P. or any of its assets is in any respects subject to any debts of or claims against ML Principal Protection Trading L.P., either through "piercing the corporate veil," "substantive consolidation" or any other theory, and (ii) we will take no action and institute no action or proceeding seeking to adjudicate ML Principal Protection Trading L.P. a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for ML Principal Protection Trading L.P. or for any substantial part of its property.

     Merrill Lynch Investment Partners Inc., acting in its respective capacities as general partner of each of Merrill Lynch Principal Protection L.P. and Merrill Lynch Principal Protection Trading L.P., shall ensure that ML Principal Protection L.P. is at all times the sole limited partner of ML Principal Protection Trading L.P. and Merrill Lynch Investment Partners Inc. the sole general partner of both ML Principal Protection L.P. and ML Principal Protection Trading L.P. -- the intent of the parties being that ML Principal Protection Trading L.P. should function solely as a conduit for ML Principal Protection L.P.'s own trading activities and not as any form of investment by ML Principal Protection L.P.

13. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS MAY BE PREEMPTED BY UNITED STATES FEDERAL LAW.

CUSTODY

14. You have instructed us that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Futures Inc. will act as custodians, respectively, of the Portfolio. We will never receive or physically control the Portfolio.

15. We will not be responsible for making any tax credit or similar claim or any legal filing on your behalf.

FEES

16. Our fees are calculated, and shall be paid, quarterly in arrears based on the attached fee schedule as determined in accordance with the valuation procedures described in paragraph three above. Merrill Lynch Futures Inc. will pay us our fees out of the amounts paid to Merrill Lynch Futures Inc. by ML Principal Protection Trading L.P. pursuant to the Customer Agreement between Merrill Lynch Futures Inc. and ML Principal Protection Trading L.P. Merrill Lynch Investment Partners Inc. will promptly pay us the shortfall, if any, between the amount of our fees and the amount paid to us by Merrill Lynch Futures Inc.

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TERMINATION

17. This agreement shall remain in force until further notice. You will be entitled to terminate this agreement any time, effective from the time we receive written notification or such other time as may be mutually agreed upon, subject to the settlement of transactions in progress. There will be no penalty charge on termination. This agreement will also be terminated on the fifth day after we send you notice in writing of our intent to terminate this agreement or such other time as may be mutually agreed upon, also subject to the settlement of transactions in progress. We may not assign this agreement without your prior consent.

Dated as of __________, 1996         ML PRINCIPAL PROTECTION L.P.

                                     By: Merrill Lynch Investment Partners Inc.,
                                         General Partner

                                     ___________________________________________
                                           James M. Bernard
                                           Vice President

                                     ML PRINCIPAL PROTECTION TRADING L.P.

                                     By: Merrill Lynch Investment Partners Inc.,
                                         General Partner

                                     ___________________________________________
                                           James M. Bernard
                                           Vice President

                                     MERRILL LYNCH INVESTMENT PARTNERS INC.

                                     ___________________________________________
                                           James M. Bernard
                                           Vice President

Signed and accepted, on July __,
1996, on behalf of MERRILL LYNCH     MERRILL LYNCH FUTURES INC.
ASSET MANAGEMENT, L.P., IN
PLAINSBORO, NEW JERSEY, U.S.A.       ___________________________________________


By: Princeton Services, Inc.,
    General Partner                  Name: _____________________________________
                                           Title: ______________________________

_________________________________

Name: ___________________________
 Title: _________________________

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                                                                SCHEDULE OF FEES




Fees payable to the Investment Manager will be calculated in accordance with the following schedule, on the basis of the average daily investable balance of assets under management during the period with respect to which such fees are due. The average daily investable balance for each one month period during the quarter will be the market value of the securities plus other assets less liabilities at the beginning of each month plus or minus the weighted cash flows during such month divided by the number of days in the period.



             .20%   of the first $25 million

             .15%   on the next $25 million

             .125%  on the next $50 million

             .10%   on assets in excess of $100 million



                  Minimum annual management fee of $50,000.

                  Management fees to be paid quarterly in arrears.






  MERRILL LYNCH
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                             INVESTMENT GUIDELINES

          The following guidelines are the written instructions of Merrill Lynch Investment Partners Inc. ("MLIP"), acting in its capacity as respective general partner of each of ML Principal Protection L.P. and ML Principal Protection Trading L.P., to Merrill Lynch Asset Management, L.P. pursuant to the Investment Advisory Contract among the parties named therein dated July __, 1996. MLIP shall provide all information necessary for MLAM to make the determinations with respect to Guideline 3 below (i.e., the amount of assets per calendar quarter-end series of Units and their respective Principal Assurance Dates). MLAM shall not be responsible for providing or confirming the accuracy or completeness of any such information and shall not be responsible for any mistakes as a result of relying on such information.

1. Only U.S. Treasury securities and securities issued by U.S. government agencies and instrumentalities ("Government Securities") are to be purchased. No mortgage backed securities, interest-only securities, principal-only securities or other derivatives may be purchased nor may repurchase or reverse repurchase agreements be entered into.

2.   Overall Portfolio Duration: not to exceed 2 years.

3. The Portfolio shall at no time contain a principal amount of Government Securities maturing as of a particular date greater than the Net Asset Value of Units having a Principal Assurance Date on or after such date.

4. A minimum of 20% of the Portfolio must have maturities of 91 days or less (which may include T-bills held at Merrill Lynch Futures Inc.).

Dated: __________, 1996

ML PRINCIPAL PROTECTION L.P.                ML PRINCIPAL PROTECTION
                                             TRADING L.P.
By: Merrill Lynch Investment
    Partners Inc.                           By: Merrill Lynch Investment
                                                Partners Inc.
By:_________________________
     James M. Bernard                       By:____________________________
     Vice President                               James M. Bernard
                                                  Vice President

                                            MERRILL LYNCH ASSET
                                             MANAGEMENT, L.P.

                                            By:  Princeton Services, Inc.,
                                                 General Partner

                                            By:_____________________________
                                             Name:__________________________
                                             Title:_________________________

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